Exhibit 99.1
PROS Holdings, Inc. Reports Second Quarter 2010
Financial Results
•	Second quarter total revenue of $17.8 million.

•	GAAP loss from operations of $1.0 million, and net loss of $0.6 million or $0.02 loss per share for the second quarter.

•	Non-GAAP income from operations of $2.0 million, and net income of $1.4 million or $0.05 per share for the second quarter.

•	Cash and cash equivalents of $60.8 million and no debt.
Houston, Texas — August 5, 2010 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization software solutions, today announced financial results for the second quarter ended June 30, 2010.
Total revenue for the second quarter of 2010 was $17.8 million, exceeding the high end of the company’s guided range. License and implementation revenue was $10.4 million and maintenance and support revenue was $7.4 million.
Bert Winemiller, Chairman and CEO, stated, “We are pleased with our financial performance in the second quarter of 2010. In addition to exceeding the high end of our revenue guidance in the second quarter, this was our third quarter of sequential revenue growth and also represented a return to year-over-year revenue growth. Sales activity continues to be healthy and we are pleased that interest in PROS’ science-based pricing and margin optimization software continues to increase as demonstrated by the success of our Chicago Pricing Executive Summit. During the second quarter, we continued to invest in R&D and to expand our pricing partner ecosystem including formal global alliance agreements with systems integrators. We also delivered another release of our Pricing Solution Suite of Products with new science innovation, new user experience enhancements, new pricing features, enhanced industry solutions, and significant performance and scalability improvements. PROS’ focus on delivering industry leading pricing and margin optimization software solutions with fast time-to-value and high ROI for our customers is helping us win new business as well as retaining existing customers as demonstrated by our strong maintenance renewal rates.”
For the quarter ended June 30, 2010, PROS reported a loss from operations, in accordance with generally accepted accounting principles (“GAAP”), of $1.0 million compared with income from operations of $2.1 million in the second quarter of 2009. GAAP net loss in the quarter was $0.6 million, or $0.02 loss per share, compared with GAAP net income of $1.5 million, or $0.06 per share, in the second quarter of 2009. The effective GAAP tax rate for the three months ended June 30, 2010 was a benefit of 34% compared to a provision of 28% for the three months ended June 30, 2009.
For the quarter ended June 30, 2010, non-GAAP income from operations was $2.0 million compared with $3.5 million for the same period in 2009. Non-GAAP net income was $1.4 million, or $0.05 per diluted share, compared with non-GAAP net income of $2.5 million, or $0.10 per diluted share, in the second quarter of 2009. These non-GAAP results in the second quarter of 2010 and 2009 exclude $2.0 million and $1.4 million, respectively, of non cash share-based compensation charges. In addition, the non-GAAP results for the second quarter of 2010 excluded

$1.0 million of litigation expenses. The effective non-GAAP tax rate was approximately 33%, without the reinstatement of the Research and Experimentation (“R&E”) tax credit.
Charles Murphy, Executive Vice President and CFO, stated, “We are pleased to report both year-over-year revenue growth as well as our third quarter of sequential revenue growth. While revenue was above the high end of our guidance, our recent sales momentum is not fully reflected in our year-over-year revenue growth due to the lag between contract signing and recognition of revenue. Even with our spending in support of long term growth we were able to maintain a good level of profitability with a non-GAAP operating margin of 11.5% for the quarter. Our strong balance sheet, with $60.8 million in cash and no debt, and history of profitability and positive cash flow positions us favorably as customers consider vendor viability when making purchasing decisions. Our guidance for third quarter revenue of $18.2 to $18.6 million would be our fourth quarter of sequential revenue growth and a revenue increase of 11% over last year, at the midpoint of our guidance. These positive trends make us incrementally more optimistic than we had been throughout 2009 and helps strengthen our long-term position.”
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and six months ended June 30, 2010 and 2009.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the third quarter of 2010:
Third Quarter of Fiscal Year 2010:
•	The Company expects total revenue in the range of $18.2 million to $18.6 million.

•	The Company is projecting a GAAP loss from operations of $0.8 million to $1.2 million and GAAP loss per share of $0.02 to $0.03. Loss per share is based on an estimated weighted average of 26.1 million basic shares outstanding.

•	The Company is projecting non-GAAP income from operations of $1.8 million to $2.2 million and non-GAAP earnings per share of $0.04 to $0.05. Non-GAAP income from operations for the third quarter excludes estimated non-cash share-based compensation charges of approximately $1.6 million and estimated litigation expenses of approximately $1.4 million. Earnings per share are based on an estimated weighted average of 26.7 million diluted shares outstanding.
The GAAP projections provided above are based on an estimated tax benefit of 23%. Non-GAAP projections provided above are based on an estimated non-GAAP tax rate of 36%; however, if Congress reinstates the R&E credit on a retroactive basis, we anticipate the non-GAAP tax rate to be 31% for the year.
As previously disclosed, PROS has been involved in a lawsuit with a customer. The trial is expected to occur in the first quarter of 2011, and we expect to incur litigation costs of approximately $1.4 million during the third quarter related to this lawsuit, increasing on a quarterly basis. For comparison purposes, we are excluding these expenses from the non-GAAP financial outlook provided above.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 5, 2010, at 4:30 p.m. (EST) to discuss the company’s financial results. To access this call, dial (866) 788-0547 (domestic) or (857) 350-1685 (international). The pass code for the call is 78039917. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 71416137. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS’ provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS’ has implemented over 300 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, the interest, stabilization and demand of customers in PROS’ target market of pricing and margin optimization, the growth of PROS pricing partner and influencer ecosystem, PROS’ markets, product development, the demand for PROS solutions, the performance of PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) the costs of litigation related to the existing customer dispute; (j) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements; (j) the impact of the R&E tax credit if reinstated and (k) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance. As noted, the non-GAAP financial measures discussed above for the second quarter exclude non cash share-based compensation charges for the three and six months ended June 30, 2010 of $2.0 million and $3.4 million, respectively, pursuant to GAAP stock-based compensation. In addition, the non-GAAP financial measures discussed above exclude litigation expenses for the three and six months ended June 30, 2010 of $1.0 million.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of

GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.
Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$60,771	$62,449
Restricted cash	73	—
Accounts and unbilled receivables, net of allowance of $1,300	20,957	12,035
Prepaid expenses and other current assets	5,015	4,143

Total current assets	86,816	78,627
Restricted cash	293	—
Property and equipment, net	3,255	2,959
Other long term assets, net	3,541	3,743

Total assets	$93,905	$85,329

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$2,785	$1,198
Accrued liabilities	3,158	3,199
Accrued payroll and other employee benefits	3,415	4,510
Deferred revenue	20,379	14,099
Other current liabilities	4,866	4,866

Total current liabilities	34,603	27,872
Long-term deferred revenue	1,478	2,418

Total liabilities	36,081	30,290

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,537,510 and 30,163,508 shares issued, respectively, 26,119,925 and 25,745,923 shares outstanding, respectively	30	30
Additional paid-in capital	66,384	63,439
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive income (loss)	(3)	—
Retained earnings	5,351	5,508

Total stockholders’ equity	57,824	55,039

Total liabilities and stockholders’ equity	$93,905	$85,329

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenue:
License and implementation	$10,430	$11,204	$20,802	$23,128
Maintenance and support	7,409	6,122	14,364	12,224

Total revenue	17,839	17,326	35,166	35,352

Cost of revenue:
License and implementation	3,414	3,765	6,634	7,357
Maintenance and support	1,401	1,154	2,896	2,380

Total cost of revenue	4,815	4,919	9,530	9,737

Gross profit	13,024	12,407	25,636	25,615
Gross margin	73.0%	71.6%	72.9%	72.5%

Operating expenses:
Selling, general and administrative	8,517	5,561	15,149	11,065
Research and development	5,472	4,774	10,686	9,822

Total operating expenses	13,989	10,335	25,835	20,887

Income (loss) from operations	(965)	2,072	(199)	4,728

Other income:
Interest income	18	57	29	147

Income (loss) before income tax provision	(947)	2,129	(170)	4,875
Income tax provision (benefit)	(319)	594	(13)	1,349

Net income (loss)	$(628)	$1,535	(157)	3,526

Net earnings (loss) attributable to common stockholders per share:
Basic	$(0.02)	$0.06	$(0.01)	$0.14
Diluted	$(0.02)	$0.06	$(0.01)	$0.13

Weighted average number of shares:
Basic	26,033,003	25,697,856	25,972,723	25,694,933
Diluted	26,033,003	26,488,540	25,972,723	26,413,376

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Six Months
	Ended June 30,
	2010	2009
Operating activities:
Net income (loss)	$(157)	$3,526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	673	624
Stock-based compensation	3,411	2,551
Excess tax benefits on vesting of restricted stock units	(593)	—
Provision for doubtful accounts	—	36
Amortization of capitalized costs	82	118
Other non cash	(3)	—
Changes in operating assets and liabilities:
Accounts receivable	(8,200)	54
Unbilled receivables	(1,373)	(1,167)
Prepaid expenses and other	(159)	(751)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	1,032	(2,320)
Deferred revenue	5,340	(554)

Net cash provided by operating activities	53	2,117

Investing activities:
Purchases of property and equipment	(901)	(380)
Increase in restricted cash	(366)	—

Net cash used in investing activities	(1,267)	(380)

Financing activities:
Proceeds from the exercise of stock options	137	30
Excess tax benefits on vesting of restricted stock units	593	—
Tax withholding related to net share settlement of restricted stock units	(1,194)	—

Net cash (used in) provided by financing activities	(464)	30

Net (decrease) increase in cash and cash equivalents	(1,678)	1,767
Cash and cash equivalents:
Beginning of period	62,449	51,979

End of period	$60,771	$53,746

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Net income (loss)	$(628)	$1,535	$(157)	$3,526

GAAP stock-based compensation:
Cost of revenue	285	232	518	411
Selling, general and administrative	1,258	738	2,054	1,324
Research and development	449	429	839	816

Total operating expenses	1,992	1,399	3,411	2,551

Litigation expense:
Selling, general and administrative	1,022	—	1,022	—

Tax impact	(999)	(390)	(1,557)	(706)

Total non-GAAP tax impact	(999)	(390)	(1,557)	(706)

Non-GAAP net income	$1,387	$2,544	$2,719	$5,371

Basic	$0.05	$0.10	$0.10	$0.21
Diluted	$0.05	$0.10	$0.10	$0.20

Shares used in computing net income per common share:
Basic	26,033,003	25,697,856	25,972,723	25,694,933
Diluted	26,457,280	26,488,540	26,397,433	26,413,376

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Income (loss) from operations	$(965)	$2,072	$(199)	$4,728
GAAP stock-based compensation and litigation expense	3,014	1,399	4,433	2,551

Non-GAAP income from operations	$2,049	$3,471	$4,234	$7,279

Non-GAAP income from operations %	11.5%	20.0%	12.0%	20.6%
GAAP gross profit	$13,024	$12,407	$25,636	$25,615
GAAP stock-based compensation	285	232	518	411

Non-GAAP gross profit	$13,309	$12,639	$26,154	$26,026

Non-GAAP gross margin	74.6%	72.9%	74.4%	73.6%
GAAP cost of license and implementation	$3,414	$3,765	$6,634	$7,357
GAAP stock-based compensation	285	232	518	411

Non- GAAP — cost of license and implementation	$3,129	$3,533	$6,116	$6,946

Non-GAAP cost license and implementation margin	70.0%	68.5%	70.6%	70.0%
GAAP selling, general and administrative	$8,517	$5,561	$15,149	$11,065
GAAP stock-based compensation and litigation expense	2,280	738	3,076	1,324

Non- GAAP — selling, general and administrative	$6,237	$4,823	$12,073	$9,741

GAAP research and development	$5,472	$4,774	$10,686	$9,822
GAAP stock-based compensation	449	429	839	816

Non- GAAP research and development	$5,023	$4,345	$9,847	$9,006